EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

MEZZACAPPA PARTNERS, LLC

Tendered Pursuant to the Offer to Purchase

Dated May 22, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY MEZZACAPPA PARTNERS, LLC BY,

12:00 MIDNIGHT, NEW YORK TIME, ON WEDNESDAY, JUNE 20, 2007, UNLESS THE

OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

Mezzacappa Partners, LLC

630 Fifth Avenue

Suite 2600

New York, New York 10111

Attn: Christopher S. Nagle

For additional information:

Phone: (212) 332-2000

Fax: (212) 332-5306

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interest (the “Interest”) in Mezzacappa Partners, LLC (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated.

Such tender was in the amount of:

☐	The undersigned’s entire Interest.

☐	A portion of the undersigned’s Interest expressed as a specific dollar value.

☐	That portion of the undersigned’s Interest in excess of the required minimum balance ($50,000).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned’s interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

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Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-Signatory

Date:

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